Exhibit 10.2

THIRD Amendment

to

AMENDED AND RESTATED Loan and security agreement

This Third Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of May 3, 2018, by and between Silicon Valley Bank (“Bank”) and TRACON Pharmaceuticals, Inc., a Delaware corporation (“Borrower”), whose address is 8910 University Center Lane, Suite 700, San Diego, CA 92122.

Recitals

A.Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of May 13, 2015 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to (i) make available to Borrower an additional term loan facility, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.1.3 (Second Supplemental Growth Capital Loan).  The following new Section 2.1.3 is hereby added to Section 2.1:

2.1.3Second Supplemental Growth Capital Loan.

(a)Availability. Subject to the terms and conditions of this Agreement, Bank agrees to make one (1) advance to Borrower (the “Second Supplemental Growth Capital Advance”) on or about the Third Amendment Date, in an aggregate amount equal to the Second Supplemental Growth Capital Loan Commitment, which amounts shall be used by Borrower to repay in full all amounts outstanding under the Supplemental Growth Capital Advance as of the Funding Date of the Second Supplemental Growth Capital Advance, including, without limitation, the Supplemental Final Payment, provided that no

Supplemental Prepayment Fee shall be due and payable in connection with such repayment. After repayment, the Second Supplemental Growth Capital Advance may not be reborrowed.

(b)Repayment of Second Supplemental Growth Capital Advance.

(i)Interest-Only Payments.  For the Second Supplemental Growth Capital Advance, Borrower shall make monthly payments of interest-only commencing on the first (1st) Business Day of the first (1st) month following the month in which the Funding Date occurs with respect to the Second Supplemental Growth Capital Advance and continuing thereafter during the Second Supplemental Interest-Only Period, on the first (1st) Business Day of each successive month.

(ii)Principal and Interest Payments.  For the amount of the Second Supplemental Growth Capital Advance outstanding as of the last day of the Second Supplemental Interest-Only Period, Borrower shall make thirty (30) consecutive equal monthly payments of principal plus accrued but unpaid interest commencing on the first (1st) Business Day of the first (1st) month after the Second Supplemental Interest-Only Period (the “Second Supplemental Conversion Date”), in amounts that would fully amortize the Second Supplemental Growth Capital Advance, as of the Second Supplemental Conversion Date, over the Second Supplemental Repayment Period.  The Second Supplemental Final Payment and all unpaid principal and accrued and unpaid interest on the Second Supplemental Growth Capital Advance are due and payable in full on the Second Supplemental Growth Capital Maturity Date.

(c)Voluntary Prepayment.  Borrower shall have the option to prepay the Second Supplemental Growth Capital Advance in full, provided Borrower (i) shall provide written notice to Bank of its election to prepay the Second Supplemental Growth Capital Advance at least ten (10) days prior to such prepayment and (ii) pays, on the date of such prepayment, (A) all outstanding principal and accrued but unpaid interest, plus (B) the Second Supplemental Final Payment, plus (C) the Second Supplemental Prepayment Fee, plus (D) all other sums, including Bank Expenses, if any, that shall have become due and payable.

(d)Mandatory Prepayment Upon an Acceleration.  If the Second Supplemental Growth Capital Advance is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal and accrued but unpaid interest, plus (ii) the Second Supplemental Final Payment, plus (iii) the Second Supplemental Prepayment Fee, plus (iv) all other sums, including Bank Expenses, if any, that shall have become due and payable.

2.2Section 2.2 (Payment of Interest on the Credit Extensions).  Section 2.2(a) is amended by adding a new clause (iii) at the end thereof as follows:

(iii)Second Supplemental Growth Capital Advance.  Subject to Section 2.2(b), the principal amount outstanding for the Second Supplemental Growth Capital

Advance shall accrue interest at a fixed per annum rate equal to nine percent (9.00%), which shall be payable monthly.

2.3Section 6.2 (Financial Statements, Reports, Certificates).  Section 6.2 is amended by deleting the last “and” in clause (f), re-lettering clause (g) to make it a new clause (h), and adding the following new language as clause (g):

(g)Annual Audited Financial Statements.  As soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements (provided however, that Borrower's unqualified opinion on financial statements may contain a qualification as to going concern specific to Borrower’s current working capital, anticipated operating expenses and net losses and the uncertainties surrounding Borrower’s ability to raise additional capital raise for a period of one year following the date that the consolidated financial statements are issued) from an independent certified public accounting firm acceptable to Bank in its reasonable discretion, provided that Ernst & Young LLP and any other regional or nationally recognized certified public accounting firm shall be deemed to be acceptable to Bank; and

2.4Section 8.1 (Payment Default).  The first parenthetical in Section 8.1(b) is hereby amended by deleting the reference to “Growth Capital Maturity Date or Supplemental Growth Capital Maturity Date” and replacing it with “Second Supplemental Growth Capital Maturity Date”.

2.5Section 12.1 (Termination Prior to Maturity Date; Survival).  Section 12.1 is amended by deleting the reference to “the Growth Capital Maturity Date and/or the Supplemental Growth Capital Maturity Date by Borrower, in accordance with Section 2.1.1 and 2.1.2” and substituting in lieu thereof “the Second Supplemental Growth Capital Maturity Date by Borrower, in accordance with Section 2.1.3”.

2.6Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Credit Extension” is any Growth Capital Advance, Supplemental Growth Capital Advance, Second Supplemental Growth Capital Advance, or any other extension of credit by Bank for Borrower’s benefit under this Agreement.

“Warrant” is, collectively, (a) that certain Warrant to Purchase Stock dated as of November 14, 2013, executed by Borrower in favor of Bank, (b) that certain Warrant to Purchase Stock dated as of June 4, 2014, executed by Borrower in favor of Bank, (c) that certain Warrant to Purchase Stock dated as of May 13, 2015, executed by Borrower in favor of Bank, (d) that certain Warrant to Purchase Stock dated as of January 25, 2017 executed by Borrower in favor of Bank, and (e) that certain Warrant to Purchase Common Stock dated as of the Third Amendment Date executed by Borrower in favor of Bank.

2.7Section 13 (Definitions).  The following terms and their respective definitions are hereby added to Section 13.1 in their appropriate alphabetical order:

“Second Supplemental Conversion Date” is defined in Section 2.1.3(b)(ii).

“Second Supplemental Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due in accordance with Section 2.1.3 above, equal to the Second Supplemental Growth Capital Loan Commitment multiplied by the Second Supplemental Final Payment Percentage.

“Second Supplemental Final Payment Percentage” is four percent (4.00%).

“Second Supplemental Growth Capital Advance” is defined in Section 2.1.3(a).

“Second Supplemental Growth Capital Loan Commitment” is Seven Million Dollars ($7,000,000).

“Second Supplemental Growth Capital Maturity Date” is the first (1st) calendar day of the month that is twenty-nine (29) months from the Second Supplemental Conversion Date.

“Second Supplemental Interest-Only Period” means, for the Second Supplemental Growth Capital Advance, the period commencing on the first (1st) Business Day following the Funding Date of the Second Supplemental Growth Capital Advance and continuing through June 30, 2019, provided that, if Borrower delivers to Bank by no later than June 30, 2019, evidence that Borrower has (a) raised gross proceeds of at least Twenty Million Dollars ($20,000,000) pursuant to a bona fide equity financing, and (b) has obtained FDA IND approval to start a Phase 1 trial for TRC-694, the Second Supplemental Interest-Only Period shall be extended to November 30, 2019.

“Second Supplemental Prepayment Fee” shall be, in connection with any prepayment of the Second Supplemental Growth Capital Advance, an amount equal to (i) three percent (3%) of the outstanding principal balance of the Second Supplemental Growth Capital Advance if such prepayment occurs one (1) year or less after the Third Amendment Date, (ii) two percent (2%) of the outstanding principal balance of the Second Supplemental Growth Capital Advance if such prepayment occurs more than one (1) year and less than two (2) years after the Third Amendment Date, and (iii) one percent (1%) of the outstanding principal balance of the Second Supplemental Growth Capital Advance if such prepayment occurs two (2) years or more after the Third Amendment Date; provided that no Second Supplemental Prepayment Fee shall be charged if the Second Supplemental Growth Capital Advance is replaced with a new facility from Bank.

“Second Supplemental Repayment Period” is a period of time commencing on the Second Supplemental Conversion Date and ending on the Second Supplemental Growth Capital Maturity Date.

“Third Amendment Date” is May 3, 2018.

2.8Exhibit D (Compliance Certificate).  Exhibit D to the Loan Agreement is amended in its entirety and replaced with Exhibit D attached hereto.

3.	Limitation of Amendments.

3.1The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank of the Warrant to be issued on the date hereof, and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
Silicon Valley Bank By: _/s/ Igor DaCruz_____________ Name: _Igor DaCruz_____________ Title: _Vice President____________	Tracon Pharmaceuticals, Inc. By: _/s/ Patricia L Bitar __________ Name: _Patricia L Bitar___________ Title: _Chief Financial Officer _____

[signature page of Third Amendment to Amended and Restated Loan and Security Agreement]

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:SILICON VALLEY BANKDate: ________________________

FROM:TRACON PHARMACEUTICALS, INC.

The undersigned authorized officer of TRACON PHARMACEUTICALS, INC. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, except as noted below, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, have timely filed all required tax returns and reports or obtained extensions therefor, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, with respect to unaudited financial statements, for the absence of footnotes and subject to year-end adjustments.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Upon request by Bank	Yes No
Compliance Certificate	To be delivered with any financial statements delivered to Bank	Yes No
Annual Board Approved Financial Projections	Within earlier of 7 days of approval or 60 days after FYE	Yes No
Annual Audited Financial Statements	Within 180 days after FYE	Yes No
10‑Q, 10‑K, 8-K, and any other material SEC filings	Within 5 days after filing with SEC (if applicable)	Yes No

[Continued on following page]

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

TRACON PHARMACEUTICALS, INC. By:______________________________ Name: ___________________________ Title: ____________________________

BANK USE ONLY

Received by: _____________________

authorized signer

Date: _________________________

Verified: ________________________

authorized signer

Date: _________________________

Compliance Status:Yes  No